Exhibit 10.1

BOARD NOMINATION AGREEMENT

This Board Nomination Agreement (this “Agreement”), dated as of December 10, 2014 (the “Effective Date”), is by and among Authentidate Holding Corp., a Delaware corporation (the “Company”) and the persons and entities listed on Schedule A hereto (collectively, the “Lazarus Group”, and individually a “member” of the Lazarus Group).

Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 6 hereof.

WHEREAS, the Lazarus Group has filed an amendment to its Schedule 13D on September 4, 2014, discussing certain understandings that the Lazarus Group has with respect to the composition of the Company’s Board of Directors (the “Board”); and

WHEREAS, each of the Company and the Lazarus Group have determined that it is in their best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Board Composition and Related Procedures.

(a) Subject to the terms and conditions of this Agreement (including the provisions of Section 2(a)) and provided he is an Independent Director (as defined herein), the Board shall take all action reasonably necessary to appoint Marc A. Horowitz (the “Lazarus Nominee”) to serve as a director of the Company until no earlier than the 2015 Annual Meeting and his successor is duly elected and qualified.

(b) In connection with the agreement set forth in Section 1(a), the Company shall, subject to its rights under Section 2: (i) if necessary to establish a vacancy on the Board, promptly increase the size of the Board by one (1) member and (ii) at all times during the Designation Period, include, and use its best efforts to cause the Board, whether acting through the Company’s Nominating and Corporate Governance Committee of its Board of Directors (the “Nominating Committee”) or otherwise, to include the Lazarus Nominee in the slate of nominees recommended to the stockholders of the Company for election as a director at any annual or special meeting of the stockholders held during the Designation Period (or, if permitted, by any action by written consent of the stockholders taken during the Designation Period) at or by which directors of the Company are to be elected.

(c) If a Board vacancy occurs during the Designation Period solely because of the death, disability, disqualification, resignation or removal of the Lazarus Nominee, the Lazarus Group shall be entitled to designate such person’s successor in accordance with the following conditions and compliance with Section 2(b) of this Agreement. In the event the Lazarus Group has the right under this Section 1(c) to designate a successor to the initial Lazarus Nominee, the Lazarus Group shall have the right (subject to Section 2(b) of this Agreement) to designate a reasonably qualified replacement for the Lazarus Nominee, with the consent of the Company (which consent shall not be unreasonably withheld or delayed), and the Company shall take all necessary action to implement the foregoing as promptly as practicable. In connection with the foregoing, unless otherwise expressly agreed upon by the Company in writing, a successor nominee designated pursuant to this Section1(c), shall be an Independent Director. Any such designated replacement who becomes a Board member shall be deemed to be a Lazarus Nominee for all purposes under this Agreement.

(d) If during the Designation Period the Lazarus Nominee is not nominated or elected to the Board because of his or her death, disability, disqualification, withdrawal as a nominee or such Lazarus Nominee is for any other reason unavailable or unable to serve on the Board, the Lazarus Group shall be entitled to promptly designate another nominee in accordance with the applicable provisions of Section 1(c) and Section 2(b) and the director position for which such Lazarus Nominee was nominated shall not be filled pending such designation.

(e) The Lazarus Nominee shall be entitled to the same compensation paid and expense reimbursement payable to other non-employee Directors.

(f) If in the reasonable judgment of the Company, the rights granted to the Lazarus Group under this Agreement, including the right to elect or appoint the Lazarus Nominee, would cause the Company to not comply with the relevant listing rules of the Nasdaq Stock Market (the “Listing Rules”), including the requirement that the Company’s Board be comprised of a majority of Independent Directors, then the Company may defer the appointment and/or election of such Lazarus Nominee, or take such other action (as the Board determines in the exercise of its discretion) as would enable the Company to maintain compliance with the Listing Rules, until it is able to take commercially reasonable measures to ensure that the exercise by the Lazarus Group of its rights hereunder would not cause the Company to violate the Listing Rules. For the purpose of clarity, it is agreed that such measures may include a further increase in the size of the Board and the appointment and/or election of one or more additional individuals to serve as an Independent Director, which individual(s) shall be selected in the sole discretion of the Company.

(g) Notwithstanding the foregoing, if at any time after the date hereof, the Lazarus Group, together with all Affiliates of the Lazarus Group (such Affiliates, collectively and individually, the “Lazarus Affiliates”), ceases collectively to Beneficially Own at least 20% of the Outstanding Equity, the Lazarus Group shall cause the Lazarus Nominee to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits.

(h) Each Lazarus Nominee shall at all times while such Lazarus Nominee is a Director of the Company (i) comply with the provisions of this Agreement and all policies and guidelines of the Board, any committees thereof or the Company applicable to Board members and (ii) to keep confidential all Company confidential information consistent with Board practices and applicable policies, laws, rules and regulations and to not publicly disclose discussions and matters considered in meetings of the Board and Board committees. Each Lazarus Nominee acknowledges that his or her obligations under this Agreement are in addition to the fiduciary and common law duties of any director of a Delaware corporation.

Section 2.	Company Obligations.

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to appoint any Lazarus Nominee to serve on the Board or cause to be nominated for election to the Board or recommend to the stockholders the election of any Lazarus Nominee: (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws; or (ii) if the Board or the Nominating Committee (if any) determines in good faith, after consultation with outside legal counsel, that (A) such action would constitute a breach of its fiduciary duties or applicable law or violate the Company’s Certificate of Incorporation or By-Laws; or (B) such Lazarus Nominee would not be qualified under any applicable law, rule or regulation (including the rules of the Nasdaq Stock Market) to serve as a Director of the Company; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the Lazarus Group of the occurrence of such event and permit the Lazarus Group to provide an alternate nominee sufficiently in advance of any Board action, the meetings of the stockholders called or written action of stockholders with respect to such election of nominees and the Company shall use commercially reasonable efforts to perform its obligations under this Agreement with respect to such alternate nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event, such alternative nominee must be designated by the Lazarus Group not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of nominees), and in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of nominees.

(b) If at any time during the Designation Period a Board vacancy occurs solely because of the death, disability, disqualification, resignation or removal of the Lazarus Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of: (i) the Lazarus Group’s designation of a successor nominee (which successor nominee shall be designated in accordance with Section 1(c) and subject to the terms of Section 2(a)) and the Board’s appointment of such successor nominee to fill the vacancy; (ii) the Lazarus Group’s failure to designate a successor nominee within 20 Business Days after receiving notification of the vacancy from the Company; or (iii) the Lazarus Group’s specifically waiving in writing its rights under this Section 2(b). For the purposes of clarity, the Company shall have the right to fill any Board vacancy which may occur due to any reason other than the death, disability, disqualification, resignation or removal of the Lazarus Nominee in accordance with the terms of the Company’s By-Laws and Certification of Incorporation.

Section 3.	Term and Termination.

Notwithstanding anything to the contrary contained herein, upon the occurrence of a Termination Event, this Agreement shall be automatically terminated and of no further force and effect, and no party hereto shall have any surviving obligations, rights, or duties hereunder after such termination, other than as may applicable to either party pursuant to Sections 1(g) and 1(h). Within three Business Days after the occurrence of a Termination Event (i) that results from a Transfer of Common Stock by any member of the Lazarus Group, the Lazarus Group shall notify the Company of such event and (ii) that results from any other event or occurrence, the Company shall notify the Lazarus Group of such event (in each case, a “Termination Notice”).

Section 4.	Confidentiality.

The Company hereby agrees that: (i) the Lazarus Nominee is permitted to and may provide confidential information to certain specified persons subject to and solely in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit A (the “Confidentiality Agreement”) (which the Lazarus Group shall execute and deliver to the Company simultaneously with the Lazarus Group’s execution and delivery of this Agreement) and (ii) the Company shall execute and deliver the Confidentiality Agreement to the Lazarus Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. The Lazarus Group shall cause the Lazarus Nominee to execute such Confidentiality Agreement as a condition of such Person being appointed to the Board.

Section 5.	Representations and Warranties.

(a) Each of the parties represents and warrants to the other party that: (i) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (iii) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (iv) there is currently no pending or outstanding litigation between the Lazarus Group and the Company or affiliates thereof concerning requests or demands by the Lazarus Group pursuant to Section 220 of the Delaware General Corporation Law or otherwise.

(b) Each member of the Lazarus Group represents and warrants to the Company (i) that, as of the date of this Agreement, the Lazarus Group beneficially owns such number of shares of Common Stock as is set forth in that certain Amendment to Schedule 13D filed by the Lazarus Group on September 4, 2014, and that neither the Lazarus Group, nor any Affiliate thereof, beneficially owns any shares of Common Stock other than as a member of the Lazarus Group, and (ii) that it has no agreements, arrangements or understandings (written or oral) with respect to any shares of Common Stock (including voting arrangements) other than this Agreement and the 2012 Board Agreement.

Section 6.	Definitions.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning ascribed to it in Rule 13d-3 and 13d-5 (or successor rules then in effect) promulgated under Exchange Act.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

“By-Laws” means the Company’s By-Laws, as in effect on the date hereof, as the same may be amended from time to time.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Designation Period” means the period commencing on the Effective Date and expiring on the first to occur of a Termination Event or the third anniversary of the Effective Date.

“Director” means a duly elected member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Independent Director” means a Director that is an “independent director” as such term is defined from time to time in the Nasdaq Stock Market’s listing standards (or the principal national securities exchange on which Common Stock is then traded) and is not an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 of the Exchange Act) or any member of the “immediate family” (as such term is defined in Rule 16a-1 of the Exchange Act) of a director or executive officer of the Company or the Lazarus Group and shall not have (or have had during the past three years) any employment arrangement or other material commercial arrangement with any such person. For the avoidance of doubt, ownership of a 5% or less limited partnership interest in any fund managed by the Lazarus Group shall not be considered to constitute a material commercial arrangement.

“Outstanding Equity” means, at any time, the issued and outstanding Common Stock of the Company (assuming (i) the conversion of all outstanding shares of convertible preferred stock and (ii) exercise of all common stock purchase warrants then held by the Lazarus Group).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Laws” means the Securities Act and the Exchange Act, and the rules promulgated thereunder.

“Termination Event” means the first to occur of (i) the date on which the Lazarus Group, together with the Lazarus Affiliates, ceases to Beneficially Own at least 20.0% of the Outstanding Equity, whether as a result of dilution, Transfer or otherwise; (ii) the expiration of the Designation Period; or (iii) the expiration of any time period within which the Lazarus Group may designate a successor nominee in accordance with Section 2(b) of this Agreement without such designation having been timely made.

“Transfer” means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock or securities that may be exercisable or convertible into shares of Common Stock.

Section 7.	Provisions of General Applicability.

(a) Notices. Any notice provided for in this Agreement shall be in writing and shall be deemed validly given, made or served, if (i) given by telecopy or email, when such telecopy or email is transmitted to the telecopy number set forth below or sent to the email address set forth below and the appropriate confirmation is received or (ii) if given by any other means, when actually received during normal business hours at the address specified in this subsection. For the purpose of notices hereunder, it is agreed that notices to be delivered to the Lazarus Nominee may be addressed and delivered to the Lazarus Group.

The Company’s address is:	Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922
	Attention:	O’Connell Benjamin, President
	Facsimile:	(908) 673-9921
	Email:	obenjamin@authentidate.com

with a copy to (which shall not constitute notice):	Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, NY 10006
	Attention:	Michael A. Goldstein, Esq.
	Facsimile:	(212) 557-0295
	Email:	mgoldstein@bplegal.com

The Lazarus Group’s address is:	Lazarus Investment Partners, LLLP
3200 Cherry Creek South Drive, Suite 670
Denver, CO 80209
	Attention:	Mr. Justin Borus
	Facsimile:	(303) 309-2675
	Email:	jborus@lazarusip.com

with a copy to (which shall not constitute notice):	Lazarus Investment Partners, LLLP
3200 Cherry Creek South Drive, Suite 670
Denver, CO 80209
	Attention:	Adam Averbach, Esq.
	Facsimile:	(303) 309-2675
	Email:	aaverbach@lazarusip.com

(b) Adjustments. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue as so changed.

(c) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d) Mutual Waiver of Jury Trial. The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(e) Remedies. The Company and the Lazarus Group shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Lazarus Group shall be entitled to seek specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

(f) Assignment; Benefit of Parties. No party may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns for the uses and purposes set forth and referred to herein. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns, any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

(g) Further Assurances. Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

(h) Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

(i) Complete Agreement; Inconsistent Agreements. This Agreement and the Confidentiality Agreement represent the complete agreement between the parties hereto as to all matters covered hereby, and supersede any prior agreements or understandings between the parties. Notwithstanding the foregoing, however, this Agreement is independent of the Board Nomination and Observer Agreement between the Company and the Lazarus Investment Partners, LLLP dated as of September 25, 2012, and as amended to date (the “2012 Board Agreement”) and nothing herein shall serve to amend or terminate either parties’ obligations or rights arising under such 2012 Board Agreement.

(j) Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(k) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Lazarus Group unless such modification is approved in writing, in the case of an amendment, by the Company and the Lazarus Group, and in the case of a waiver, by each party against whom the waiver is to be effective. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(l) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the day and year first above written.

THE COMPANY:

AUTHENTIDATE HOLDING CORP.

By:	/s/ Charles C. Lucas
Name:	Charles C. Lucas III
Title:	Chairman of the Board

THE LAZARUS GROUP:

MR. JUSTIN B. BORUS

By:	/s/ Justin B. Borus
Name:	Justin B. Borus

LAZARUS INVESTMENT PARTNERS LLLP

By:	Lazarus Management Company LLC
its General Partner
By:	/s/ Justin B. Borus
Name:	Justin B. Borus
Title:	Managing Member

LAZARUS MANAGEMENT COMPANY LLC

By:	/s/ Justin B. Borus
Name:	Justin B. Borus
Title:	Managing Member

THE LAZARUS NOMINEE:
(with respect to the obligations set forth in Section 1(h) of the Board Nomination Agreement)

By:	/s/ Marc A. Horowitz
Name:	Marc A. Horowitz

Signature Page to Board Nomination Agreement

SCHEDULE A

Mr. Justin B. Borus

Lazarus Investment Partners LLLP

Lazarus Management Company LLC

CONFIDENTIALITY AGREEMENT

AUTHENTIDATE HOLDING CORP.

December 10, 2014

To:	Each of the persons or entities listed on Schedule A hereto (the “Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Lazarus Nominee to the Board of Directors (the “Board”) of Authentidate Holding Corp. (the “Company”) pursuant to that certain Board Nomination Agreement, dated as of December 10, 2014, among the Company and the Lazarus Group (the “Nomination Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Nomination Agreement. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the Lazarus Nominee may, if and to the extent he or she desires to do so, disclose information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, the persons set forth on Schedule B hereto (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by either (i) any Lazarus Nominee, (ii) the individual nominated by Lazarus Investment Partners LLLP and elected to the Board of the Company in accordance with the terms of the Board Nomination and Observer Agreement between the Company and Lazarus Investment Partners LLLP, dated as of September 25, 2012 (such person being the “Prior Lazarus Nominee”), or (iii) by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Lazarus Nominee (including the Prior Lazarus Nominee), or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than any Lazarus Nominee, the Prior Lazarus Nominee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties hereto; and (B) to the Company and the Company Representatives. It is understood and agreed that no Lazarus Nominee (including the Prior Lazarus Nominee) shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege; provided, however, that a Lazarus Nominee may provide such disclosure of Legal Advice if he or she shall not have taken any action, or failed to take any action, that has the purpose or effect of waiving attorney-client privilege or attorney work product privilege with respect to any portion of such Legal Advice and if reputable outside legal counsel provides the Company with a written opinion that such disclosure will not waive the Company’s attorney client privilege or attorney work product privilege with respect to such Legal Advice. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3. In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by email or facsimile and overnight courier so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chief Executive Officer or Chief Financial Officer of the Company, and/or such other persons approved in writing by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Lazarus Nominee or other Board members.

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Lazarus Nominee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained herein.

6. You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that your Representatives, do not, trade or engage in any derivative or other transaction, on the basis of such information in violation of such laws.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11. This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy or email, when such telecopy is transmitted to the telecopy number set forth below or such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection. For the purpose of notices hereunder, it is agreed that notices to be delivered to the Lazarus Nominee may be addressed and delivered to the Lazarus Group.

If to the Company:	Authentidate Holding Corp.
300 Connell Drive, 5th Floor
Berkeley Heights, NJ 07922
	Attention:	O’Connell Benjamin, President
	Facsimile:	(908) 673-9921
	Email:	obenjamin@authentidate.com

with copies to (which shall not constitute notice):	Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, NY 10006
	Attention:	Michael A. Goldstein, Esq.
	Facsimile:	(212) 557-0295
	Email:	mgoldstein@bplegal.com

The Lazarus Group’s address is:	Lazarus Investment Partners LLLP
3200 Cherry Creek South Drive, Suite 670
Denver, CO 80209
	Attention:	Mr. Justin Borus
	Facsimile:	(303) 309-2675
	Email:	jborus@lazarusip.com

with copies to (which shall not constitute notice):	Lazarus Investment Partners LLLP
3200 Cherry Creek South Drive, Suite 670
Denver, CO 80209
	Attention:	Adam Averbach, Esq.
	Facsimile:	(303) 309-2675
	Email:	aaverbach@lazarusip.com

13. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

16. The Lazarus Group shall cause any Lazarus Nominee (including any Replacement) appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.

17. This letter agreement shall expire two (2) years from the date on which any Lazarus Nominee ceases to be a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3).

18. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

19. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Page Follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

AUTHENTIDATE HOLDING CORP.

By:	/s/ Charles C. Lucas
Name:	Charles C. Lucas III
Title:	Chairman of the Board

Accepted and agreed as of the date first written above:

THE LAZARUS GROUP:

MR. JUSTIN B. BORUS

By:	/s/ Justin B. Borus
Name:	Justin B. Borus

LAZARUS INVESTMENT PARTNERS LLLP

By:	Lazarus Management Company LLC
its General Partner
By:	/s/ Justin B. Borus
Name:	Justin B. Borus
Title:	Managing Member

LAZARUS MANAGEMENT COMPANY LLC

By:	/s/ Justin B. Borus
Name:	Justin B. Borus
Title:	Managing Member

THE LAZARUS NOMINEE:

By:	/s/ Marc A. Horowitz
Name:	Marc A. Horowitz

[Signature Page to the Confidentiality Agreement between

Authentidate Holding Corp. and Lazarus Group]

SCHEDULE A

Mr. Justin B. Borus

Lazarus Investment Partners LLLP

Lazarus Management Company LLC

SCHEDULE B

Mr. Justin B. Borus